Exhibit 24



                            POWER OF ATTORNEY
                      For Registration Statement of
                     Consolidated Natural Gas Company
                     ________________________________


            KNOW BY THESE PRESENTS, That each of the undersigned directors and officers of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC, ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a new S-8 Registration Statement and one or more post-effective amendments ("Registration Documents") to register under said Act an additional 4,000,000 shares of the Common Stock of the Company to be used in connection with the Company's 1995 Employee Stock Incentive Plan, hereby constitutes and appoints G. A. Davidson, Jr. and D.M. Westfall, his or her true and lawful attorney-in-fact and agent, and each of them with full power to act without the other his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Documents and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seals this 24th day of December, 1996.

W.S. Barrack, Jr., Director               S.R. McGreevy, Vice President,
                                          Accounting and Financial Control

J.W. Connolly, Director                   M.A. McKenna, Director

G.A. Davidson, Jr., Board Chairman,       S.A. Minter, Director
Board Chairman, Chief Executive Officer
and Director

R.J. Groves, Director                     W.R. Peirson, Director

                                          R.P. Simmons, Director

P.E. Lego, Director                       L. Wyse, Director